Exhibit 99.1

Investor Contact                                                                                        Media Contact
Bill Walljasper                                                                                            Sard Verbinnen & Co
Senior VP & Chief Financial Officer                                                        Paul Caminiti/Andrew Cole/Brooke Gordon
515-965-6505                                                                                               212-687-8080

Mark Harnett/Charlie Koons
Mackenzie Partners
212-929-5500

CASEY’S FILES COMPLAINT AGAINST COUCHE-TARD FOR
VIOLATING FEDERAL SECURITIES LAWS IN MARKET MANIPULATION SCHEME

Seeks to Enjoin Couche-Tard Tender Offer Based On Illicit Stock Sales
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ANKENY, IOWA – June 11, 2010 – Casey’s General Stores, Inc. (“Casey’s”) (NASDAQ: CASY) today announced that it has filed a complaint in the United States District Court for the Southern District of Iowa against Alimentation Couche-Tard Inc. (“Couche-Tard”) (TSX: ATD.A, ATD.B) alleging that Couche-Tard has violated federal securities laws in connection with its unsolicited tender offer to purchase all of Casey’s outstanding shares for $36.00 per share in cash.  As announced on June 8, the Board of Directors of Casey’s determined that the offer substantially undervalues Casey’s and recommends that shareholders reject the offer and not tender their shares.

The complaint alleges a market manipulation scheme perpetrated by Couche-Tard in an attempt to acquire all outstanding shares of Casey’s stock at an artificially deflated price.  As described in the complaint, prior to April 9, 2010 (the date that Couche-Tard made public its offer to acquire Casey’s), Couche-Tard had accumulated a stake of 1,975,362 Casey’s shares, which represented approximately 3.9% of the issued shares of Casey’s.  Shortly after Couche-Tard made public its offer of $36.00 per share on April 9, it sold almost all of its shares at a price of $38.43 per share.  The 1,975,000 shares sold by Couche-Tard on April 9 represented 17% of the total trading volume in Casey’s stock during market hours on that day.

By announcing its intent to acquire Casey’s in a hostile takeover – and then selling nearly two million shares of Casey’s stock on the open market – Couche-Tard simultaneously reaped millions of dollars of profit by trading on the market’s reaction to its own announcement and artificially depressed the run up in Casey’s stock price that otherwise would have followed Couche-Tard’s announcement of its takeover bid.

Casey’s is seeking the following relief:
▪
a declaration that Couche-Tard’s April 9th, 2010, sale of Casey’s stock with the intent to artificially depress the market price of Casey’s stock was in violation of Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder;

▪
a declaration that Couche-Tard’s April 9th, 2010, announcement of its intention to make a tender offer for Casey’s shares, without disclosing the fact that it held nearly two million shares of Casey’s stock and intended to sell its Casey’s holdings after its announcement in order to reap illicit profits and to artificially depress the market price of Casey’s stock, was in violation of Section 14(e) of the Exchange Act, and Rule 14e-8 promulgated thereunder;

▪	an injunction barring Couche-Tard from taking further steps to consummate the tender offer and from purchasing shares of Casey’s; and certain other relief.

Cravath, Swaine & Moore LLP and Ahlers & Cooney, PC are providing legal advice to Casey’s, and Goldman, Sachs & Co. is acting as financial advisor.

Important Information

This communication is neither an offer to purchase nor the solicitation of an offer to sell any securities. In response to the tender offer commenced by Alimentation Couche-Tard, Inc. (“Couche-Tard”) referred to in this communication, Casey's General Stores, Inc. ("Casey's") has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the "SEC"). Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and any other relevant documents filed with the SEC (when available), because they contain important information. Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey's files with the SEC at the SEC's website at www.sec.gov and Casey's website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey's with the SEC may be obtained from Casey's free of charge by directing a request to Casey's General Stores, Inc., Attn: Investor Relations, Casey's General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Casey's will file with the SEC and mail to its shareholders a proxy statement in connection with its 2010 Annual Meeting of Shareholders. Investors and security holders are urged to read the proxy statement relating to the 2010 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders will be able to obtain a free copy of the proxy statement and other documents (when available) that Casey's files with the SEC at the SEC's website at www.sec.gov and Casey's website at www.caseys.com. In addition, the proxy statement and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey's free of charge by directing a request to Casey's General Stores, Inc., Attn: Investor Relations, Casey's General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Certain Information Concerning Participants

Casey's, its directors and executive officers may be deemed to be participants in the solicitation of Casey's security holders in connection with its 2010 Annual Meeting of Shareholders.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in Casey's Annual Report on Form 10-K for the year ended April 30, 2009, which was filed with the SEC on June 29, 2009, and its proxy statement for the 2009 Annual Meeting of Shareholders, which was filed with the SEC on August 10, 2009. To the extent holdings of Casey's securities have changed since the amounts printed in the proxy statement for the 2009 Annual Meeting of Shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the 2010 Annual Meeting of Shareholders when it is filed by Casey's with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com.

Forward-Looking Statements

This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements. We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers and the other risks and uncertainties included from time to time in our filings with the SEC. We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.

We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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